Exhibit 10.14

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SOFTWARE LICENSE AGREEMENT

This agreement (“Agreement”) is effective as of the Fourteenth day of January, 2003 (“Effective Date”) between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“STANFORD”), a body having corporate powers under the laws of the State of California, and Tableau Software LLC (“TABLEAU”), a Limited Liability Corporation having a principal place of business at 200 West Evelyn Ave., Suite 200, Mountain View, CA 94041. STANFORD and TABLEAU agree as follows:

1. BACKGROUND

1.1 Certain software, known as Rivet and Polaris as described in Stanford dockets S01-092 “Architecture for Creating Table-Based Visualizations from Relational Databases”, S01-093 “Graphical User Interface for Creating Specification for Table-Based Visualizations” and S03-011 “Rivet: An environment for rapid development of interactive visualizations” from the laboratory of Pat Hanrahan (“SOFTWARE”) was developed at STANFORD. These dockets include, but are not limited to technology presented in the papers listed in Appendix C.

1.2 STANFORD wishes to grant a license to SOFTWARE in order that it become available for public use and benefit.

1.3 TABLEAU, a firm with expertise in software development and marketing, wishes to acquire a license to use, develop, and market SOFTWARE and licensed patent(s).

1.4 STANFORD dockets S01-092 and S01-093 were developed with grant support from Lawrence Livermore National Laboratory. STANFORD docket S03-011 was developed with grant support from the Defense Advanced Research Projects Agency.

2. DEFINITIONS

2.1 “SOFTWARE” means those source code and binary files known as Polaris and Rivet, including any users’ guide, and any other material relating thereto which will be provided to TABLEAU pursuant to this Agreement.

2.2 “Licensed Program” means those computer programs developed by TABLEAU in the Licensed Field of Use, including manuals and related documentation, which

(a)	include a material portion of, or which are derived from, SOFTWARE; or

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b)	are covered by a valid claim of an issued, unexpired Licensed Patent directed to the SOFTWARE. A claim of an issued, unexpired Licensed Patent shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken; or

(b)	are covered by any claim being prosecuted in a pending application directed to the SOFTWARE.

2.3	“Licensed Field of Use” means all fields.

2.4	“Licensed Territory” means worldwide.

2.5	“Licensed Patent” means any issued Letters Patent assigned to Stanford covering SOFTWARE, any foreign patents corresponding thereto, and/or any divisions, continuations, or reissue thereof.

2.6	“Exclusive” means that, subject to Article 6, STANFORD shall not grant further licenses to the Software or Licensed Patents in the Licensed Territory in the Licensed Field of Use.

2.7	“Acquisition means either

(a)	A sale or other transfer of TABLEAU’s entire business; or

(b)	Sale or other transfer of that part of TABLEAU’s business to which the license granted hereby relates.

2.8	“OEM Customer” means any customer of TABLEAU who resells, uses or leases, or intends to resell, use or lease, a Licensed Program under a trade name or trademark other than TABLEAU’s trade names or trademarks.

3. GRANT

3.1	STANFORD hereby grants and TABLEAU hereby accepts a license in the Licensed Field of Use to make, have made, use, offer for sale, sell, and import Licensed Program in the Licensed Territory. The Licensed Program may be distributed by TABLEAU or its OEM customers.

3.2	Said license is Exclusive, including the right to sublicense pursuant to Article 12, in the Licensed Field of Use commencing as of the Effective Date.

3.3	STANFORD shall have the right to use the Software for its own bona fide research, including sponsored research and collaborations. STANFORD shall have the right to publish any information included in Software and Licensed Patent.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.4	TABLEAU agrees to:

(a)	Maintain the quality of SOFTWARE;

(b)

Affix an appropriate notice of copyright (“© 2002 The Board of Trustees of the Leland Stanford Junior University”) necessary for the protection and preservation of STANFORD’s rights in such copyrights;

(c)	Exercise due care in protecting SOFTWARE from unauthorized disclosure to third parties, at least to the degree TABLEAU exercises care in protecting its own proprietary information; and

(d)	To take appropriate action with its employees, consultants, and Sublicensees to satisfy its obligation under this Agreement with respect to maintaining the above degree of protection for SOFTWARE.

However, TABLEAU shall have no confidentiality obligations with respect to any information if the same or similar information is or becomes within the public domain through no act of TABLEAU in breach of this Agreement, is independently developed by TABLEAU, or is received unrestricted from another source who was not under an obligation of confidentiality to STANFORD.

3.5	STANFORD retains all rights in tangible and intangible property provided to TABLEAU, and reserves the following rights:

(a)	To use, copy, and modify SOFTWARE;

(b)	To use SOFTWARE for its own bona fide research, including sponsored research and collaborations; and

(c)	To publish any information included in SOFTWARE.

4. CONSIDERATION

In consideration of the rights granted herein, TABLEAU shall provide to STANFORD any enhancements made by TABLEAU to SOFTWARE. Enhancements are defined as any changes made by TABLEAU to the STANFORD SOFTWARE. TABLEAU agrees to allow STANFORD to internally use for bona fide research, copy, and modify such enhancements on a royalty-free basis, but STANFORD shall not further distribute such enhancements.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5. DILIGENCE

5.1 As an inducement to STANFORD to enter into this Agreement, TABLEAU agrees to use all reasonable efforts and diligence to proceed with the development, and sale of Licensed Program and to diligently develop markets for the Licensed Program. In particular, TABLEAU agrees to meet the milestones shown in Appendix A. TABLEAU shall notify STANFORD that it has completed a milestone in Appendix A within thirty days of completion. Unless TABLEAU has met these milestones, TABLEAU agrees that STANFORD may terminate this Agreement. STANFORD may terminate this Agreement if TABLEAU or a sublicensee has not sold Licensed Program for any nine (9) month period after TABLEAU’s or a sublicensee’s first commercial sale of Licensed Program.

5.2 Progress Report – TABLEAU acknowledges that diligent development of Licensed Program is of utmost importance to STANFORD. On or before January 1 of each year until TABLEAU markets a Licensed Program, TABLEAU shall make a written annual report to STANFORD covering the preceding year ending November 30, regarding the progress of TABLEAU toward commercialization of Licensed Program. Such report shall include, as a minimum, information (e.g., summary of work completed, summary of work in progress, general timeframe for product commercialization) sufficient to enable STANFORD to satisfy reporting requirements of the U.S. Government and for STANFORD to ascertain progress by TABLEAU toward meeting the diligence requirements of this Article 5.

6. GOVERNMENT RIGHTS

STANFORD may distribute all of SOFTWARE, for such use or further distribution as may be reserved, required, or permitted by said U.S. Government grants or any applicable law or regulation or contractual obligation of STANFORD relating thereto, and TABLEAU agrees to take all action necessary on its part as TABLEAU of STANFORD to enable STANFORD to comply with such obligations. TABLEAU is not otherwise required by this Agreement to provide any services related to such distribution. This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, including an obligation that Licensed Program sold or produced in the United States be “manufactured substantially in the United States,” and TABLEAU agrees to take all reasonable action necessary on its part as TABLEAU to enable STANFORD to satisfy its obligation thereunder, relating to SOFTWARE.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

7. ROYALTIES

7.1	Issue Royalty – TABLEAU agrees to pay to STANFORD a noncreditable, nonrefundable license issue royalty according to the schedule below:

(a)	[*] due March 1, 2003.

(b)	[*] due August 1, 2004.

7.2	Patent Costs — TABLEAU shall be responsible for the preparation, filing and prosecution of all patent applications and maintenance of patents corresponding to the SOFTWARE after the Effective Date and all costs associated therewith. In connection therewith, STANFORD shall provide such information, execute and deliver such documents and do such other acts as TABLEAU shall reasonably request from time to time and shall be reimbursed by TABLEAU for its reasonable costs incurred in complying with such requests. STANFORD and TABLEAU agree to the terms detailed in Exhibit B and agree to have Exhibit B fully executed by the appropriate parties upon execution of this Agreement.

8. INDEMNITY AND DISCLAIMER OF WARRANTIES

8.1	STANFORD MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED. By way of example, but not limitation, STANFORD MAKES NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THAT THE USE OF SOFTWARE WILL NOT INFRINGE ANY PATENTS, COPYRIGHTS, TRADEMARKS, OR OTHER RIGHTS. STANFORD shall not be LIABLE for any liability or damages with respect to any claim by TABLEAU or any third party on account of, or arising from the license, or any Sublicense(s) or use of SOFTWARE.

8.2	Nothing in this Agreement is or shall be construed as:

(a)	A warranty or representation by STANFORD as to the validity or scope of any Licensed Patent;

(b)	A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

(c)	An obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Article 11;

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(d)	Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of STANFORD or other persons other than Software, Licensed Program, and Licensed Patent(s), regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent.

8.3	TABLEAU agrees to indemnify, hold harmless, and defend STANFORD and Stanford Hospitals and Clinics, and their respective trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of SOFTWARE, Licensed Patent, or Licensed Program by TABLEAU or any sublicensee, or their customers.

8.4	Neither party shall be liable for any indirect, special, consequential or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract, or otherwise. STANFORD shall not have any responsibilities or liabilities whatsoever with respect to Licensed Program.

8.5	TABLEAU shall at all times comply, through insurance or self-insurance, with all statutory workers’ compensation and employers’ liability requirements covering any and all employees with respect to activities performed under this Agreement.

9. MARKING

Prior to the issuance of patents on the SOFTWARE, TABLEAU agrees to mark Licensed Program (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words “Patent Pending,” and following the issuance of one or more patents, with the numbers of the Licensed Patent.

10. STANFORD NAMES AND MARKS

TABLEAU agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any STANFORD faculty member, employee, or student, or any trademark, service mark, trade name, or symbol of STANFORD or Stanford Hospitals and Clinics, or any that is associated with any of them, unless such use is limited to statements of fact and does not imply endorsement of TABLEAU’s products or services, or unless TABLEAU has received STANFORD’s and/or named individual’s prior written consent.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

11. INFRINGEMENT BY OTHERS: PROTECTION OF PATENTS

11.1	Both TABLEAU and STANFORD shall promptly inform the other party of any suspected infringement of any Licensed Patent by a third party. STANFORD and TABLEAU each shall have the right to institute an action for infringement of the Licensed Patent against such third party in accordance with the following:

(a)	If STANFORD and TABLEAU agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and any recovery or settlement shall be shared equally. TABLEAU and STANFORD shall agree to the manner in which they shall exercise control over such action. STANFORD may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by STANFORD;

(b)	In the absence of agreement to institute a suit jointly, STANFORD may institute suit, and, at its option, join TABLEAU as a plaintiff. If STANFORD decides to institute suit, then it shall notify TABLEAU in writing. TABLEAU’s failure to notify STANFORD in writing, within sixty (60) days after the date of the notice, that it will join in enforcing the patent pursuant to the provisions hereof, shall be and be deemed conclusively to be TABLEAU’s assignment to STANFORD of all rights, causes of action, and damages resulting from any such alleged infringement. STANFORD shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement; and

(c)	In the absence of agreement to institute a suit jointly and if STANFORD notifies TABLEAU that it has decided not to join in or institute a suit, as provided in (a) or (b) above, TABLEAU may institute suit. If STANFORD decides not to join in or institute a suit, then it shall notify POLARIS in writing within (60) days after the date of the notice of a potential suit by POLARIS it will join in enforcing the patent pursuant to the provisions hereof.

If, in the reasonable opinion of TABLEAU’s and STANFORD’s respective counsel, STANFORD should be a named party to any such suit for standing purposes, TABLEAU may join STANFORD as a party, provided, however, that:

(i)	STANFORD shall not be the first named party in any such action;

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(ii)	The pleadings and any public statements about the action shall state that the action is being pursued by TABLEAU and that TABLEAU has the right to join STANFORD as a party; and

(iii)	TABLEAU shall keep STANFORD reasonably apprised of all developments in any such action.

(iv)	POLARIS and STANFORD agree to negotiate in good faith to compensate STANFORD, in the event of a recovery or settlement, for expenses incurred by STANFORD.

11.2 Should either STANFORD or TABLEAU commence a suit under the provisions of Section 11.1 and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between STANFORD and TABLEAU.

12. SUBLICENSING

12.1	TABLEAU may grant sublicenses in the Licensed Field of Use.

12.2	Any sublicense granted by TABLEAU under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except that sublicense terms and conditions shall reflect that any sublicensee shall not further sublicense.

12.3	Any such sublicense also shall expressly include the provisions of Article 8 for the benefit of STANFORD.

12.4	TABLEAU agrees to provide STANFORD a copy of any sublicense granted pursuant to this Article 12.

12.5	TABLEAU may place the SOFTWARE in escrow for the purposes of sublicensing at the expense of TABLEAU.

13. OEM CUSTOMER, SUBSIDIARY, AGENTS, DISTRIBUTORS, DEALERS, AND OTHER THIRD PARTIES

13.1 If TABLEAU sells or leases Licensed Program(s) to an OEM Customer, subsidiary, agent, distributor, dealer, or other third party that is not an end-user to the SOFTWARE, then TABLEAU will ensure such OEM Customer, subsidiary, agent, distributor, dealer, or other third party fully understands and complies with the requirements of this Agreement.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

13.2 An OEM Customer may grant sublicenses in the Licensed Field of Use.

13.3 Any sublicense granted by OEM Customer shall be subject and subordinate to terms and conditions of this Agreement, except that sublicense terms and conditions shall reflect that any sublicensee shall not further sublicense.

13.4 Any such sublicense also shall expressly include the provisions of Article 8 for the benefit of STANFORD.

13.5 TABLEAU agrees to provide STANFORD a copy of any sublicense granted pursuant to this Article 13.

13.6 OEM Customer may place the SOFTWARE in escrow for the purposes of sublicensing, but not at the expense of STANFORD.

14. TERMINATION

14.1 This Agreement may be terminated by TABLEAU upon thirty (30) days written notice to STANFORD.

14.2 This Agreement may be terminated by STANFORD if TABLEAU

(a)	Is in default of any payment or reporting obligation;

(b)	Is not diligently developing and commercializing Licensed Program;

(c)	Is in breach of any provision hereof; or

(d)	Provides any false report;

and TABLEAU fails to remedy any such default, lack of diligence, breach, or false report within thirty (30) days after written notice thereof by STANFORD. Such termination shall be without prejudice to any rights, obligations, or liabilities already accrued prior to such termination.

14.3 Surviving any termination are:

(a)	TABLEAU’s obligation to pay royalties accrued or accruable;

(b)	The provisions of Articles 8 and 9; and

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(c)	Any cause of action or claim of TABLEAU or STANFORD, accrued or to accrue, because of any breach or default by the other party.

15. EXPORT

TABLEAU warrants that TABLEAU will not export or reexport, directly or indirectly, to any country except when such export or reexport is authorized in full compliance with the laws and regulations of the United States of America:

(a)	SOFTWARE or any portion thereof;

(b)	Any direct product (including equipment, processes, or services) produced by use of SOFTWARE; or

(c)	Any product of a complete plant or of a major component of a plant when such complete plant or such major component is the direct product of SOFTWARE.

16. ASSIGNMENT

16.1 TABLEAU may assign this Agreement as part of an Acquisition and upon payment by TABLEAU to STANFORD of an assignment fee according to the schedule below.

(a)	If TABLEAU receives less than One Million Dollars ($1,000,000) for the Acquisition, TABLEAU shall pay to Stanford Twenty Thousand Dollars ($20,000) due thirty (90) days after the date of Acquisition; or

(b)	If TABLEAU receives One Million Dollars ($1,000,000) or more for the Acquisition, TABLEAU shall pay to Stanford Forty Thousand Dollars ($40,000) due ninety (90) days after the date of Acquisition.

TABLEAU shall give STANFORD written notice of such assignment, including the new contact information of assignee. The assignment shall not be deemed to be complete until STANFORD has received the assignment fee as specified above, in which event TABLEAU shall be released of liability hereunder. Upon such assignment of this agreement to such assignee, the term “TABLEAU” as used herein shall be in reference to assignee.

16.2 If TABLEAU assigns this Agreement as part of this Section 16, assignee agrees to use all reasonable efforts to proceed with the development, and sale of Licensed Program and to diligently develop markets for the Licensed Program. So long as assignee is diligently developing markets for the Licensed Program, assignee shall not be bound by Sections 3.4 (b), 4, 5.1, or 7.1 of this Agreement.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

17. ARBITRATION

17.1 Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement, excluding any dispute relating to the copyright validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association. Upon request of either party, arbitration will be by:

(a)	A third party arbitrator mutually agreed upon in writing by TABLEAU and STANFORD within thirty (30) days of such arbitration request; or

(b)	A member of the American Arbitration Association.

Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

17.2 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court.

17.3 Any arbitration under this article 17 hereof shall be held at STANFORD, California unless the parties hereto mutually agree in writing to another place.

18. NOTICES

All notices under this Agreement shall be deemed to have been fully given when done in writing and addressed as follows:

All general notices to TABLEAU should be sent to:

Christian Chabot Tableau Software C/O Mobius Venture Capital 200 West Evelyn Ave., Suite 200 Mountain View, CA 94041

All financial invoices to TABLEAU (i.e., accounting contact) should be e-mailed to:

Chabot_Christian@gsb.stanford.edu

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

All general notices to STANFORD should be e-mailed or mailed to:

Office of Technology Licensing 1705 El Camino Real Palo Alto, CA 94306-1106 info@otlmail.STANFORD.edu

All payments to STANFORD should be e-mailed or mailed to:

STANFORD University Office of Technology Licensing Department #44439 P.O. Box 44000 San Francisco, CA 94144-4439

Either party may change its address upon written notice to the other party.

19. WAIVERS

None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

20. SCOPE OF THE AGREEMENT

This Agreement is the only Agreement between the parties pertaining to the subject matter hereof and supersedes all prior negotiations, documents, agreements, and representations.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

21. APPLICABLE LAW

This Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature	/s/ Katharine Ku
Name Katharine Ku
Title Director Technology Licensing
Date January 21, 2003

TABLEAU

Signature	/s/ Christian Chabot
Name Christian Chabot
Title President / Co-Founder
Date 1/21/03

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX A

1. TABLEAU has already provided Stanford a preliminary business plan. STANFORD agrees to treat this Business Plan as confidential information and to protect it as it would its own confidential information.

2. By 12/31/03, TABLEAU will have completed a commercializable first version of Licensed Program.

3. By 6/1/04, TABLEAU will have obtained at least 1 OEM sublicensee or have obtained purchase orders from at least two (2) end-user customers, or have been acquired.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX B

CLIENT AND BILLING AGREEMENT

The Board of Trustees of the Stanford Leland Junior University (“STANFORD”); and Tableau Software LLC, an LLC Corporation of the State of Delaware, with a principal place of business at 200 West Evelyn Ave., Suite 200 Mountain View, CA 94041, (“COMPANY”); have agreed to use the law firm of Pennie & Edmonds LLC (“FIRM”) to prepare, file and prosecute all Stanford patent applications covering SOFTWARE (“Patents”).

WHEREAS, FIRM desires to perform the legal services related to obtaining and maintaining the Patents; and

WHEREAS, STANFORD remains the client of the FIRM; and

WHEREAS, COMPANY is the licensee of STANFORD’s interest in the Patents:

NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:

1.	FIRM can interact directly with COMPANY on all patent prosecution matters related to the Patents and will copy STANFORD on all such correspondence. STANFORD will be notified by FIRM prior to any substantive actions and will have final approval on proceeding with such actions.

2.	COMPANY is responsible for the payment of all charges and fees by FIRM related to the prosecution and maintenance of the Patents. FIRM will invoice COMPANY and must copy STANFORD on all invoices. COMPANY must pay FIRM directly for all charges and must copy STANFORD on each payment.

3.	Notices and copies of all correspondence should be sent to the following:

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

To COMPANY:

Christian Chabot

Tableau Software

C/O Mobius Venture Capital

200 West Evelyn Ave., Suite 200

Mountain View, CA 94041

To STANFORD:

Mary Watanabe

Office of Technology Licensing

Stanford University

1705 El Camino Real

Palo Alto, CA 94306-1106

To Pennie and Edmonds LLC:

Andrew Gray, Esq.

Pennie and Edmonds

3300 Hillview Avenue

Palo Alto, CA 94304-1203

(650) 493-4935

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ACCEPTED AND AGREED TO:

STANFORD

By:	/s/ Katharine Ku
Name: Katharine Ku
Title: Director

Date: Jan 21, 2003

TABLEAU SOFTWARE

By:	/s/ Christian Chabot
Name: Christian Chabot
Title: President

Date: 1/21/03

PENNIE & EDMONDS

By:	/s/ Andrew Gray
Name: Andrew Gray
Title: Member

Date: 1/24/03

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX C

(a)	Multiscale Visualization Using Data Cubes Chris Stolte, Diane Tang and Pat Hanrahan Proceedings of the Eighth IEEE Symposium on Information Visualization, October 2002.

(b)	Query, Analysis, and Visualization of Hierarchically Structured Data using Polaris Chris Stolte, Diane Tang and Pat Hanrahan Proceedings of the Eighth ACM SIGKDD International Conference on Knowledge Discovery and Data Mining, July 2002.

(c)	Polaris: A System for Query, Analysis and Visualization of Multi-dimensional Relational Databases (extended paper) Chris Stolte, Diane Tang and Pat Hanrahan IEEE Transactions on Visualization and Computer Graphics, Vol. 8, No. 1, January 2002.

(d)	Polaris: A System for Query, Analysis and Visualization of Multi-dimensional Relational Databases Chris Stolte and Pat Hanrahan Proceedings of the Sixth IEEE Symposium on Information Visualization, October 2000.

(e)	Visualizing Application Behavior on Superscalar Processors Chris Stolte, Robert Bosch, Pat Hanrahan, and Mendel Rosenblum In Proceedings of the Fifth IEEE Symposium on Information Visualization, October 1999.

(f)	Performance Analysis and Visualization of Parallel Systems Using SimOS and Rivet: A Case Study Robert Bosch, Chris Stolte, Gordon Stoll, Mendel Rosenblum, and Pat Hanrahan. In Proceedings of the Sixth IEEE International Symposium on High-Performance Computer Architecture, January 2000.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(g)	Rivet: A Flexible Environment for Computer Systems Visualization Robert Bosch, Chris Stolte, Diane Tang, John Gerth, Mendel Rosenblum, and Pat Hanrahan. Computer Graphics 34(1), February 2000.